EXHIBIT  16.1


                [LETTERHEAD OF BAGELL, JOSEPHS & COMPANY]



DECEMBER 30,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  SITESTAR INCORPORATED  (the  "Company")

Gentlemen:

On or about DECEMBER 28, 2004, we were engaged by the Board of Directors of SITESTAR CORPORATION as the Company's auditor for the fiscal year ended DECEMBER 31, 2004 and the first three quarters of 2005.


Very  truly  yours,


/s/  Bagell, Josephs & Company
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Bagell, Josephs & Company